Exhibit 10.2
FOIA Confidential Treatment Requested
Execution Version

EQUIPMENT PURCHASE AGREEMENT

Dated as of January 29, 2009

by and among

TOSHIBA CORPORATION,

SANDISK (IRELAND) LIMITED,

SANDISK (CAYMAN) LIMITED,

SANDISK CORPORATION,

FLASH PARTNERS LIMITED,

and

FLASH ALLIANCE LIMITED

TABLE OF CONTENTS

Page
1.	Definitions and Interpretation	1

2.	The Transaction	3

3.	Purchase Price; Closing	6

4.	Representations and Warranties of Each of the Parties	10

5.	Representations and Warranties of the Sellers	11

6.	Covenants	12

7.	Conditions Precedent to the Sellers’ Obligations at the First Closing	13

8.	Conditions Precedent to Toshiba’s Obligations at the First Closing	14

9.	Conditions Precedent to the Subsequent Closings	15

10.	Indemnification	15

11.	Termination of the Agreement	16

12.	General Provisions	16

Attachments:

i

This EQUIPMENT PURCHASE AGREEMENT (this “Agreement”) dated as of January 29, 2009, is entered into by and among TOSHIBA CORPORATION, a Japanese corporation (“Toshiba”), SANDISK (CAYMAN) LIMITED, a company organized under the laws of the Cayman Islands (“SanDisk Cayman”), SANDISK (IRELAND) LIMITED,  a company organized under the laws of the Republic of Ireland  (“SanDisk Ireland”), SANDISK CORPORATION, a Delaware corporation (“SanDisk” and, together with SanDisk Cayman and SanDisk Ireland, the “SanDisk Parties”), FLASH PARTNERS LIMITED, a tokurei yugen kaisha organized under the laws of Japan (“FP”), and FLASH ALLIANCE LIMITED, a tokurei yugen kaisha organized under the laws of Japan (“FA” and, together with FP, the “Sellers” and the Sellers together with the SanDisk Parties and Toshiba, the “Parties”).

WHEREAS, Toshiba and certain SanDisk Parties are each shareholders in FP and FA;

WHEREAS, FP owns the machinery, equipment and other tangible assets described on attached Schedule 2.1(a)(i) and leases the machinery, equipment and other tangible assets described on attached Schedule 2.1(a)(ii);

WHEREAS, FA owns the machinery, equipment and other tangible assets described on attached Schedule 2.1(b)(i) and leases the machinery, equipment and other tangible assets described on attached Schedule 2.1(b)(ii);

WHEREAS, Toshiba desires to purchase from the Sellers, and the Sellers desire to sell to Toshiba, such owned equipment and the Sellers’ rights under such leases, and Toshiba is prepared to assume certain obligations and liabilities in connection therewith, all on the terms and conditions set forth below; and

WHEREAS, simultaneous herewith, Toshiba, SanDisk, SanDisk Cayman and SanDisk Ireland are entering into a Joint Venture Restructure Agreement (the “JVRA”), pursuant to which the parties are amending the Flash Partners Master Agreement by and among Toshiba, SanDisk and SanDisk Cayman dated September 10, 2004, the Flash Alliance Master Agreement by and among Toshiba, SanDisk, and SanDisk Ireland dated July 7, 2006, and also entering into certain other agreements relevant to the operation of FA and FP, as provided therein;

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements set forth herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Sellers, the SanDisk Parties and Toshiba hereby agree as follows:

1. Definitions and Interpretation

1.1	Certain Definitions. The following capitalized terms used in this Agreement shall have the respective meanings assigned in this Agreement:

Term	Defined In
Action	Section 2.3(d)
Agreement	Heading
Applicable Law	Section 5.1
Assumed Liabilities	Section 2.4

Closing	Section 3.2(a)
Closing Date	Section 3.2(c)
Equipment	Section 2.1
Equipment Leases	Section 2.1(b)(ii)
Equipment Purchase Closing	Section 3.2(b)
Equipment Transactions	Section 3.2(a)
Excluded Assets	Section 2.2
Excluded Liabilities	Section 2.3
FA	Heading
FA Equipment	Section 2.1(b)(ii)
FA Leased Equipment	Section 2.1(b)(ii)
FA Leases	Section 2.1(b)(ii)
FA Owned Equipment	Section 2.1(b)(i)
FA Purchase Price	Section 3.1(a)(ii)
FA Purchased Assets	Section 2.1(b)
FP	Heading
FP Equipment	Section 2.1(a)(ii)
FP Leased Equipment	Section 2.1(a)(ii)
FP Leases	Section 2.1(a)(ii)
FP Owned Equipment	Section 2.1(a)(i)
FP Purchase Price	Section 3.1(a)(i)
FP Purchased Assets	Section 2.1(a)
Governmental Authority	Section 2.3
[***]*	Section 10.3
Indemnifying Party	Section 10.1
JVRA	Recitals
Lease Closing	Section 3.2(b)
Lease Transfer Costs	Section 3.7(a)
Leased Equipment	Section 2.1(b)(ii)
Lien	Section 4.4
[***]*	Section 8.5
Material Adverse Effect	Section 8.10
Material Consent	Section 6.3
[***]*	Section 3.1
Owned Equipment	Section 2.1
Party	Heading
Permit	Section 5.2
Person	Section 4.4

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Post-Closing Period	Section 3.7(d)
Pre-Closing Period	Section 3.7(d)
Purchased Assets	Section 2.1
Resolution	Section 3.6(c)
Resolution Period	Section 3.6(c)
SanDisk	Heading
SanDisk Cayman	Heading
SanDisk Ireland	Heading
SanDisk Party	Heading
Seller	Heading
Subsequent Closing	Section 3.2(c)
Subsequent Closing Date	Section 3.2(c)
Tax	Section 2.3
Toshiba	Heading

1.2
Interpretation.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.”  Wherever in this Agreement words indicating the plural number appear, such words will be considered as words indicating the singular number and vice versa where the context indicates the propriety of such use.

1.3	The terms “Y3 Facility” and “Y4 Facility” as used in this Agreement shall have the meanings assigned to them in the JVRA.

2. The Transaction

2.1
Purchased Assets.  Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties, covenants and agreements set forth herein, at the applicable Closing, the Sellers shall sell, transfer, convey, assign and deliver to Toshiba, and Toshiba shall purchase from the Sellers, all right, title and interest in and to the following assets (collectively, the “Purchased Assets”):

(a)	FP Purchased Assets. To be purchased from FP (collectively, the “FP Purchased Assets”):

(i)
FP Owned Equipment.  The machinery, equipment and other assets described on the attached Schedule 2.1(a)(i), [***]* which shall represent approximately  [***]* of the wafer output capacity of FP and which shall have been calculated from the list of assets owned by FP (the “FP Owned Equipment”);

(ii)
FP Leased Equipment.  All rights and obligations of FP in connection with the machinery, equipment and other assets, [***]* set forth on attached Schedule 2.1(a)(ii), which shall represent approximately [***]* of the wafer output capacity of FP (the “FP Leased Equipment” and together with the FP Owned Equipment, the “FP Equipment”), that are subject to the leases specified thereon (the “FP Leases”), it being understood that the assignment and assumption of such rights and obligations shall be effected as set forth in Section 3.6; and

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)
FP Documents.  All books, records and materials in the possession or control of FP and that are reasonably necessary or appropriate for Toshiba to operate the FP Equipment in substantially the same manner as operated by FP as of the date of this Agreement and as of each Closing Date, including vendor agreements, title documents, user manuals, operating guides, bills of materials, records, maintenance schedules and records, supplier and other vendor ordering information and records, warranties for both materials and equipment purchased and products sold, and all other operational, commercial and technical information related to the FP Equipment.

(b)	FA Purchased Assets. To be purchased from FA (collectively, the “FA Purchased Assets”):

(i)
FA Owned Equipment.  The machinery, equipment and other assets described on the attached Schedule 2.1(b)(i), [***]* which shall represent approximately [***]* of the wafer output capacity of FA and which shall have been calculated from the list of assets owned by FA (the “FA Owned Equipment”);

(ii)
FA Leased Equipment.  All rights and obligations of FA in connection with the machinery, equipment and other assets, [***]* set forth on attached Schedule 2.1(b)(ii), which shall represent approximately [***]* of the wafer output capacity of FA (the “FA Leased Equipment” and, together with the FA Owned Equipment, the “FA Equipment” or together with the FP Leased Equipment, the “Leased Equipment”), that are subject to the leases specified thereon (the “FA Leases” and, together the with FP Leases, the “Equipment Leases”), it being understood that the assignment and assumption of such rights and obligations shall be effected as set forth in Section 3.6; and

(iii)
FA Documents.  All books, records and papers in the possession or control of FA and that are reasonably necessary for Toshiba to operate the FA Equipment in substantially the same manner as operated by FA as of the date of this Agreement and as of each Closing Date, including vendor agreements, title documents, user manuals, operating guides, bills of materials, records, maintenance schedules and records, supplier and other vendor ordering information and records, warranties for both materials and equipment purchased and products sold, and all other operational, commercial or technical information related to the FA Equipment.

As used in this Agreement, the term “Owned Equipment” means the FP Owned Equipment together with the FA Owned Equipment, and the term “Equipment” means the Owned Equipment together with the Leased Equipment.

(c)	Tool Selection Methodology; Substitution of Purchased Assets.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

it is understood by the Parties that the Equipment has been selected with the intention that each of the FP Equipment and the FA Equipment represents approximately [***]* of the equivalent wafer output capacity of the fabs utilized by FP and FA, respectively, as of the date of this Agreement, preserving actual toolset line balance between the capacity transferred to Toshiba and the remaining capacity of FP and FA, which in each case represents as nearly as practicable [***]* the capital equipment of each of FP and FA.

(i)
To the extent that the Parties determine that the purchase of Owned Equipment or assignment and assumption of the Equipment Leases with respect to Leased Equipment (1) requires consents of third parties that cannot be obtained in a timely manner or without undue difficulty or expense, (2) would not release SanDisk from the guaranty obligations related to the Leased Equipment, or (3) involves Equipment which, prior to the relevant Closing, is materially damaged, the Parties shall endeavor in good faith to promptly reach agreement on such adjustments to Schedules 2.1(a)(i), 2.1(a)(ii), 2.1(b)(i) and/or 2.1(b)(ii) as are necessary to address the foregoing issues.

2.2
Excluded Assets.  Notwithstanding anything to the contrary set forth in this Agreement, except for the Purchased Assets, the Sellers shall not transfer at Closing any other assets of the Sellers (such assets, the “Excluded Assets”), which Excluded Assets shall be retained by the Sellers.

2.3
Excluded Liabilities.  Notwithstanding anything to the contrary set forth in this Agreement, except for the Assumed Liabilities, the Sellers shall not transfer at Closing any liability for any contracts, agreements, commitments or liabilities of the Sellers or any SanDisk Party whatsoever, including any of the following (collectively, the “Excluded Liabilities”), which Excluded Liabilities shall be retained by the Sellers and/or the SanDisk Parties as applicable:

(a)	any liability relating to, arising out of or incurred in connection with the Purchased Assets, or use, operation or possession thereof, prior to the Closing; and

(b)	any trade accounts payable, accrued liability or other liability of the Sellers as of the Closing whether or not such amounts are known or payable on or prior to the Closing;

(c)
except as expressly provided for in Sections 3.1(a) and 3.7 below, any Taxes or similar charges that may become payable in any jurisdiction by the Sellers by reason of the sale and transfer of the Purchased Assets pursuant hereto, or arising from or relating to Sellers’ receipt of the FP Purchase Price or FA Purchase Price (or relief from any Assumed Liability); and

(d)
any liability relating to, arising out of or incurred in connection with any final nonappealable decision arising out of any suit, litigation, arbitration or administrative proceeding before any Governmental Authority (all “Actions”) prior to the Closing or initiated after the Closing but based in whole or part on an act or omission of a Seller,

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or any current or former officer, director, employee or agent of a Seller or the use, operation or possession of the Purchased Assets prior to the date of this Agreement.

The term “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) as used in this Agreement means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount imposed by any Governmental Authority. The term “Governmental Authority” as used in this Agreement means any court, tribunal, arbitrator or any government or political subdivision thereof, whether foreign, federal, state or county, or any agency, authority, official or instrumentality of such government or political subdivision.

2.4
Assumed Liabilities.  Subject to the terms and conditions of this Agreement, at each Closing, each Seller shall assign to Toshiba, and Toshiba shall assume, the related Assumed Liabilities (as defined below). Thereafter, Toshiba shall pay and discharge all such Assumed Liabilities as and when such Assumed Liabilities become due and owing.  The term “Assumed Liabilities” as used in this Agreement means only those liabilities which relate to, arise out of or are incurred in connection with the Purchased Assets on or after the Closing at which such assets are transferred, including the Equipment Leases to the extent assigned, but not including any Excluded Liabilities and not including any liabilities in connection with the Purchased Assets that are specifically allocated to the Sellers or the SanDisk Parties under other agreements relating to the operation of the Y3 Facility and the Y4 Facility.

3. Purchase Price; Closing

3.1	Purchase Price.

(a)
Timing of Purchase Price Payment by Toshiba.  Subject to the terms and conditions of this Agreement, as full consideration for the sale, assignment, transfer and delivery of the Owned Equipment by the Sellers to Toshiba, and the execution and delivery by the Sellers of this Agreement and any and all certificates and instruments executed or contemplated to be executed by SanDisk in connection with the Equipment Purchase Closing, Toshiba shall deliver [***]*, by wire transfer of immediately available funds to an account designated by FP or FA, as applicable, an amount equal to:

(i)	for FP, [***]* (the “FP Purchase Price”); and

(ii)	for FA, [***]* (the “FA Purchase Price”);

provided, however, that, in the event that the sale-and-leaseback arrangements described at Section 3.6(b) below are not obtained, Toshiba and SanDisk shall discuss and agree on a reasonable delay of payment; provided, further, that in no event shall payment be delayed beyond [***]*.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)
[***]* by Joint Venture.  No later than [***]*, each Seller shall transfer the entire FP Purchase Price and FA Purchase Price, as applicable and [***]*, to each of SanDisk and Toshiba (with each of SanDisk and Toshiba receiving 50% of the applicable purchase price), by wire transfer of immediately available funds to accounts designated by SanDisk and Toshiba, [***]*.  SanDisk and Toshiba each agree to provide acknowledgment of such repayment to each Seller.

As used in this agreement, [***]* shall mean [***]*.

3.2	Closing.

(a)	The transactions contemplated by this Agreement (the “Equipment Transactions”) shall be consummated at a series of closings (each a “Closing”).

(b)
At each Closing, Toshiba will either purchase Owned Equipment (the “Equipment Purchase Closing”) or acquire rights and obligations of the Sellers in connection with the Leased Equipment or, as applicable, the Equipment Leases, each as provided in Section 3.6 below (a “Lease Closing”).

(c)
Provided that all of the conditions to a Closing have been met or waived in writing by the Party that has the benefit thereof, each Closing will take place on the date set forth on Schedule 3.2, or at such other place, date and time as the Parties mutually agree.  As set forth on Schedule 3.2, the first Closing is contemplated to be a Lease Closing.  As used in this Agreement, the term “Subsequent Closing” shall mean each of (i) any Lease Closing after the first Closing and (ii) the Equipment Purchase Closing (the date of each such Closing a “Subsequent Closing Date,” and the first Closing Date together with the Subsequent Closing Dates, the “Closing Dates”).

3.3
Deliveries by the Sellers. At each Closing, the Sellers shall (i) take all steps necessary to place Toshiba in actual possession and operating control of all Purchased Assets to be transferred at such Closing, and (ii) deliver the following items, duly executed by the Sellers, in each case in form and substance acceptable to Toshiba:

(a)	FP Assignment and Assumption Agreements and Bill of Sale.

(i)
At each Closing, an Assignment and Assumption Agreement executed by FP covering any rights and obligations under any FP Leases and other agreements to be transferred at such Closing, substantially in the form of attached Exhibit A.

(ii)	At the Equipment Purchase Closing, a Bill of Sale executed by FP covering all of the FP Owned Equipment that is to be transferred at such Closing, substantially in the form of attached Exhibit B.

(b)	FA Assignment and Assumption Agreement and Bill of Sale.

(i)
At each Closing, an Assignment and Assumption Agreement executed by FA covering any rights and obligations under any FA Leases and other agreements to be transferred at such Closing, substantially in the form of attached Exhibit C.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)	At the Equipment Purchase Closing, a Bill of Sale executed by FA covering all of the FA Owned Equipment that is to be transferred at such Closing, substantially in the form of attached Exhibit D.

(c)
Sellers’ Invoices.  An invoice issued to Toshiba by each of FA and FP, in each case dated the applicable Closing Date and requiring payment of the FA Purchase Price and the FP Purchase Price, respectively, not later than [***]* following such Closing Date.

(d)
Other Conveyance Instruments.  Such other instruments of sale, transfer, conveyance and assignment as Toshiba deems are necessary or useful to transfer all right, title and interest in all Purchased Assets to be transferred at such Closing to Toshiba, or to evidence the same.

(e)	Closing Condition Documents. All of the documents provided for in Articles 8 and, as applicable, 9 below.

3.4	Deliveries by Toshiba. At the Closing, Toshiba shall deliver the following items, duly executed by Toshiba, in each case in form and substance acceptable to the Sellers:

(a)	Assumption Instruments. Such other instruments of assumption as are reasonably necessary for Toshiba to assume the Assumed Liabilities being assumed at such Closing.

(b)	Closing Condition Documents. All of the documents provided for in Articles 7 and, as applicable, 9 below.

3.5
Transfer of Title; Risk of Loss.  Legal and equitable title and risk of loss with respect to all of the Purchased Assets shall pass from the Sellers to Toshiba at the relevant Closing pursuant to, and in accordance with, the terms of this Agreement.

3.6	Equipment Leases.

(a)
Transfer of Leased Equipment.  Subject to Toshiba, SanDisk and the Seller obtaining consent from the applicable financing parties, the Parties contemplate that Toshiba’s acquisition of the Sellers’ interests in the Leased Equipment shall be conducted as follows: Toshiba and the parties to the existing lease shall, on the day of the next scheduled payment under the relevant lease following the execution of this Agreement, and subject to FA or FP, as applicable, making such scheduled payment, or on such other day as may be mutually agreed between the applicable financing parties and the current lessee of such Leased Equipment, effect a partial assignment of the relevant lease from the Seller to Toshiba as lessee.

(b)	Financed Equipment. [***]*.

(c)	Breach of Condition Failure. [***]*

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)	[***]*

(ii)	[***]*.

For a period of [***]* (the “Resolution Period”) from the date of the event causing the failure of [***],* SanDisk or Toshiba, as applicable, shall have an opportunity to remedy the failure of the conditions described above by [***]*, such that [***]* (the “Resolution”) and that the Closing can occur on the first available open transfer window on or after the Resolution documentation has been executed, or such earlier time as the Parties [***]* may agree; [***]* of the Resolution Period.  In the event that SanDisk or Toshiba, as applicable, is unable to resolve such failure during such [***]*, the Parties shall discuss in good faith alternative arrangements to effect such transfer on a commercially reasonable basis, and the treatment of payments made under Section 3.6(c)(ii) during the [***]* to the [***]* of the Resolution Period, but shall otherwise have no further obligations hereunder.

(d)
Other Condition Failure.  In the event any Equipment Lease fails to transfer [***]*, or the Equipment Purchase Closing fails to occur [***]*, due to a failure of [***]*, then Toshiba and SanDisk will discuss in good faith alternative arrangements to effect such transfer on a commercially reasonable basis.

3.7	Costs and Taxes.

(a)	SanDisk shall be responsible for and shall pay (i) [***]* and (ii) [***]* collectively the “Lease Transfer Costs”).

(b)
SanDisk shall pay to Toshiba, FP or FA, as applicable, the invoiced Lease Transfer Costs [***]*, accompanied by evidence itemizing the Lease Transfer Costs and indicating that such costs were actually paid by Toshiba, FP or FA, as applicable.

(c)
After the Closing, upon reasonable written notice, the Parties agree to furnish or cause to be furnished to each other party, and its officers, directors, employees, managers, agents, attorneys, accountants, advisors and representatives, as applicable, access, during normal business hours, to such information and assistance relating to the Purchased Assets as are reasonably necessary for financial reporting and accounting matters relating to the Purchased Assets, the preparation and filing of any Tax returns or other filings with any Governmental Authority, reports or forms relating to the Purchased Assets, the defense of any Tax or other claim or assessment relating to the Purchased Assets or, in the case of the Sellers, relating to the operation of the Purchased Assets prior to the Closing, provided, however, that such access and assistance do not unreasonably disrupt the normal operations of Toshiba, FP or FA.

(d)
To the extent not otherwise allocated in this Agreement, the Sellers shall be responsible for and shall promptly pay when due all Taxes levied with respect to the Purchased Assets transferred at such Closing attributable to the taxable period ending on the day immediately preceding such Closing Date (such period the “Pre-Closing Period”).  To the extent not otherwise allocated in this Agreement, Toshiba shall be responsible for and shall promptly pay when due all Taxes levied with respect to the

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Purchased Assets attributable to any taxable period beginning on the Closing Date (or, in the case of any tax period which commences on the Closing Date, the portion of such period beginning on the Closing Date) (such period the “Post-Closing Period”).  All such Taxes levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Toshiba and the Sellers based on the number of days of such taxable period included in the Pre-Closing Period and the number of days of such taxable period included in the Post-Closing Period.  The Sellers shall be liable for the proportionate amount of such Taxes attributable to the Purchased Assets that is attributable to the Pre-Closing Period, and Toshiba shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Period.

4. Representations and Warranties of Each of the Parties

Each Party, severally and not jointly, represents and warrants to each other Party that the following are true and correct as of the date of this Agreement:

4.1
Lease Agreements.  Except as it has previously informed the other Parties hereto, no event has occurred which constitutes a default by such Party under, or with the giving of notice or passage of time, would constitute a default by such Party under, any provision of an Equipment Lease, and the execution, delivery and (assuming receipt of the requisite Material Consents) performance of this Agreement by it do not and will not breach, violate or conflict with any provision of, or constitute (or with the giving of notice or passage of time, constitute) a default under, any Equipment Lease.

4.2	Organization and Standing. It is duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is organized.

4.3
Authority; Enforceability.  It has the requisite corporate or equivalent power and authority to enter into this Agreement, to execute any certificates or other instruments to be executed by it in connection with the Equipment Transactions, and otherwise carry out the Equipment Transactions.  All corporate or equivalent proceedings required to be taken by it to authorize the execution, delivery and performance of this Agreement, and any such certificates and instruments, and the consummation of the Equipment Transactions, have been or will be as of the Closing properly taken.  This Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

4.4
No Conflict.  The execution, delivery and performance of this Agreement by it do not and will not (a) breach, violate or conflict with any provision of its charter documents as amended to date, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it, or (c) result in the creation or imposition of any Lien on any of the Purchased Assets.  Other than pursuant to the Equipment Leases or this Agreement, it is under no obligation, absolute or contingent, to any Person, with respect to the sale, assignment, lease or sublease or other transfer, conveyance or placement of any Lien on any of the Purchased Assets.  The term “Lien” as used in this Agreement means any lien, pledge, hypothecation, security interest, claim, lease, charge, option, right of first refusal, transfer restriction, encumbrance or any other restriction or limitation whatsoever.  The term “Person” as used in this Agreement means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

4.5
Brokers’ or Finders’ Fees.  It has not incurred and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Equipment Transactions [***]*.  It has not taken any action or entered into any agreement or understanding that will cause any other Party to incur any of the foregoing liabilities.

4.6
Litigation.  There is no Action pending, or, to its knowledge, threatened, or directly relating to the Equipment Transactions and which, if successful, would materially impair such Party’s ability to consummate the Equipment Transactions.  There is no judgment, order, writ or decree that substantially restrains its ability to consummate the Equipment Transactions.

5. Representations and Warranties of the Sellers

FP, solely with respect to the FP Purchased Assets, and FA, solely with respect to the FA Purchased Assets, represents and warrants, severally and not jointly, to Toshiba that the following are true and correct as of the date of this Agreement:

5.1
Equipment.  It holds good and marketable title to the Owned Equipment, free and clear of any Liens other than any security interest held by the Parties which shall be removed from the applicable Equipment as such Equipment is transferred pursuant to this Agreement, and is a lessee of the Leased Equipment.  Such Equipment is in good operating condition and repair, subject only to ordinary wear and tear.  To its knowledge, the current use and operation of such Equipment are in compliance in all material respects with all Applicable Laws.  Except as set forth on Schedule 5.1, it has not received any notice that the possession or operation of any such Equipment does not or did not comply with Applicable Law. There is no Action pending or, to its knowledge, threatened, relating to or affecting the Purchased Assets.  The term “Applicable Law” as used in this Agreement means, with respect to a Person, any domestic or foreign, national, federal, territorial, state or local constitutions, statues, laws (including principles of common law), treaties, ordinances, rules, administrative interpretations, regulations, orders, writs, injunctions, legally binding directives, judgments, decrees or other requirements or restrictions of any arbitrator or Government Authority applicable to such Person or any of its affiliates, properties, assets, officers, directors, employees, consultants or agents in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its affiliates.

5.2
Permits.  It has obtained all material permits and other authorizations (collectively, “Permits”) necessary for the ownership, operation and use of the Purchased Assets in substantially the same manner as currently owned, operated and used and each Permit is valid and remains in full force and effect.  It is not in default (nor has it failed to comply), nor has it received any notice of any claim of default or failure to comply, with respect to any Permit.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3
Equipment Leases.  Each of the Equipment Leases to which it is a Party is in full force and effect and each constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and no term or condition thereof has been amended from the form provided to Toshiba. Except as it has previously informed the other Parties hereto, there are no defaults by it under any of the Equipment Leases and no events have occurred that with notice or the lapse of time, or action or inaction by any party thereto, would result in a violation thereof or a default thereunder.   There is no Action to which it is a party in which relief is sought involving, affecting or relating in any manner to any of the Equipment Leases, and, to its knowledge, there is no Action pending or threatened against it involving, affecting or relating to any of the Equipment Leases.  None of its rights under any of the Equipment Leases will be materially impaired by the Equipment Transactions, and all rights to be transferred to Toshiba in accordance with this Agreement will inure to, and be enforceable by, Toshiba after the applicable Closing Date without any authorization, approval, permission or license of, or filing with, any Person.

5.4
No Other Agreements.  It has no legal obligation, absolute or contingent, to any Person other than Toshiba to sell, assign, lease or sublease or otherwise transfer, convey or place any Lien on any of the Purchased Assets.

6. Covenants

6.1	Operation of the Business.

(a)
The Sellers agree, prior to the Closing, (i) to operate the Purchased Assets in the ordinary course of business, and (ii) to maintain the Equipment in good operating condition, subject, only to ordinary wear and tear, each as consistent with the Sellers’ past practices, and (iii) to promptly inform Toshiba of any destruction, damage to or loss of any of the Purchased Assets that has resulted in a material reduction in the value of the Purchased Assets.  The Sellers further agree, prior to the Closing, to use all commercially reasonable efforts to transfer or otherwise make available to Toshiba, at each Seller’s expense, the benefit of all warranties and similar protections applicable to the Equipment.

6.2	Equipment Leases. Until the Closing, the Sellers agree to maintain all rights and obligations in, to and under the Equipment Leases in full force and effect.

6.3
Approvals and Consents.  The Parties agree to use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary and proper under Applicable Law to consummate and make effective the Equipment Transactions, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Equipment Transactions for the purpose of securing to the Parties hereto the benefits contemplated by this Agreement.  Such waivers, consents and approvals are listed on Schedule 6.3 attached hereto (the “Material Consents”).

6.4
Shareholder Actions.  The Parties that are shareholders of the Sellers agree to exercise their voting and other governance powers over the Sellers to further the execution, delivery and performance of this Agreement and the consummation of the Equipment Transactions.  The Parties that are shareholders in the Sellers agree to cause their representatives on the boards of directors of the Sellers, in a manner consistent with their fiduciary duties under the Companies Act (Japan), to vote and to take other director actions to further the execution, delivery and performance of this Agreement, and the consummation of the Equipment Transactions.  The Parties that are shareholders in the Sellers agree to take no action that would cause any representation or warranty of the Sellers contained in Articles 4 or 5 to be untrue.  The Sellers and the SanDisk Parties shall provide reasonable cooperation to Toshiba in connection with the lease arrangements described in Section 3.6 above.

6.5
Further Assurances.  The Parties agree to cooperate to execute and deliver such further documents, certificates, agreements and to take such other actions as may be reasonably requested to evidence or reflect the transactions contemplated by this Agreement and to carry out the intentions of this Agreement.

7. Conditions Precedent to the Sellers’ Obligations at the First Closing

The obligations of Sellers to effect the first Closing are subject to satisfaction of the following conditions at or prior to the first Closing (unless expressly waived in writing by FP or FA as applicable at or prior to the first Closing):

7.1
No Legal Action.  No Action relating to the Equipment Transactions shall have been instituted against any of the Parties hereto before any court or by any Governmental Authority which restrains or prohibits the Equipment Transactions.

7.2
Accuracy of Representations and Warranties.  Each of the representations and warranties of Toshiba contained in this Agreement, or in any other agreement signed and delivered contemporaneously with this Agreement by or on behalf of Toshiba in connection with the transactions contemplated hereby, shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

7.3
Performance of Obligations.  Toshiba shall have in all material respects performed and complied with all of the agreements, covenants and obligations required under this Agreement (including each of the attached Exhibits), and under the Transaction Agreements set forth in Section 2.1(a) of the JVRA, to be performed or complied with by Toshiba prior to or at the Closing.

7.4
Governmental Approvals.  All material filings that are required, if any, to have been made by the Parties with any Governmental Authority in order to carry out this Agreement shall have been made and all material authorizations, consents and approvals from any Governmental Authority required to carry out this Agreement shall have been received and any applicable waiting periods shall have expired.

7.5
Compliance Certificate.  Toshiba shall have delivered to the Sellers a certificate, executed by the appropriate officers of Toshiba, certifying that the conditions specified in Sections 7.2 and 7.3 (insofar as they are to be performed by Toshiba) have been fulfilled.

7.6	JVRA. The JVRA shall be in full force and effect, and each Party thereto (other than the SanDisk Parties) shall have in all material respects performed and complied with

7.7	all of the agreements, covenants and obligations required under the JVRA (including each of the Exhibits thereto) to be performed or complied with by them prior to or at such time.

8. Conditions Precedent to Toshiba’s Obligations at the First Closing

The obligations of Toshiba to effect the first Closing are subject to satisfaction of the following conditions at or prior to the first Closing (unless expressly waived in writing by Toshiba in its discretion at or prior to the first Closing):

8.1
Conveyance.  The Sellers will have executed and delivered to Toshiba the FP and FA  Bills of Sale, the FP and FA Assignment and Assumption Agreements, and any other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise necessary to transfer the Owned Equipment to Toshiba in accordance with the terms hereof.

8.2
No Legal Action.  No Action relating to the Equipment Transactions shall have been instituted against any of the Parties hereto before any court or by any Governmental Authority which restrains or prohibits the Equipment Transactions.

8.3
Accuracy of Representations and Warranties.  Each of the representations and warranties of the Sellers and the SanDisk Parties contained in this Agreement, or in any agreement signed and delivered contemporaneously with this Agreement by or on behalf of FP, FA or any SanDisk Party in connection with the transactions contemplated hereby, shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

8.4
Performance of Obligations.  The Sellers and the SanDisk Parties shall have in all material respects performed and complied with all of their agreements, covenants and obligations under this Agreement, and under the Transaction Agreements set forth in Section 2.1(a) of the JVRA, to be performed or complied with by them prior to or at the Closing.

8.5	[***]*.

8.6	Consents and Waivers. The Sellers shall have obtained all Material Consents.

8.7
Governmental Approvals.  All material filings that are required to have been made by the Parties with any Governmental Authority in order to carry out the terms of this Agreement shall have been made and all material authorizations, consents and approvals from any Governmental Authority required therefor shall have been obtained and any applicable waiting periods thereunder shall have expired.

8.8
Compliance Certificate.  Each of FP, FA and SanDisk (on behalf of all the SanDisk Parties) shall have delivered to Toshiba a certificate, executed by the appropriate officers of FP, FA or SanDisk as applicable, certifying that the conditions specified in Sections 8.3 and 8.4 (insofar as they are to be performed by FP, FA or SanDisk) have been fulfilled.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.9
JVRA.  The JVRA shall be in full force and effect, and each Party thereto (other than Toshiba) shall have in all material respects performed and complied with all of its agreements, covenants and obligations under the JVRA to be performed or complied with by them prior to or at such time.

8.10
Material Adverse Effect.  There shall not have been any Material Adverse Effect with respect to the Purchased Assets.  As used in this Agreement, the term “Material Adverse Effect” means a change or changes or effect or effects (including work stoppages) that individually or in the aggregate are or may reasonably be expected to be materially adverse to the Purchased Assets or the ownership, possession or use thereof as of the date of this Agreement or as of the Closing Date; provided, however, that “Material Adverse Effect” shall not include: (i) any changes in the ordinary course of business, (ii) any changes in the financial or credit markets, including any adverse change in the market prices of the securities or the credit ratings of Toshiba or SanDisk, and (iii) any changes in the market for NAND flash, or affecting manufacturers of NAND flash generally.

8.11
No Breach of Equipment Leases.  There shall not have occurred and be continuing a breach of any covenant under any of the existing leases with respect to any equipment leased by the Sellers; provided, however, this Section shall not apply to the transfer of Owned Equipment.

9. Conditions Precedent to the Subsequent Closings

The obligations of the Sellers and Toshiba to effect each Subsequent Closing are subject to satisfaction of the following conditions at or prior to each Subsequent Closing (unless expressly waived in writing by the Party having the benefit thereof in its discretion at or prior to such Subsequent Closing):

9.1	Prior Conditions. Each of the conditions to such Party’s obligations in Article 7 or 8 shall be satisfied as of the relevant Subsequent Closing Date.

9.2
SanDisk Guarantee Obligations. SanDisk shall have received evidence of the fact that its obligations as a guarantor of the Equipment Leases have been reduced to reflect the transfer of the Leased Equipment to take place at such Subsequent Closing.

9.3
Assignment and Assumption Agreement.  The relevant Parties shall have executed the FP and FA Assignment and Assumption Agreements and any other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise necessary to transfer the Assumed Liabilities to Toshiba in accordance with the terms hereof, and to consummate the Equipment Transactions.

10. Indemnification

10.1
Each Party agrees to, and does hereby, indemnify (an “Indemnifying Party”) and hold harmless each of the other Parties from and against any and all losses arising out of, or based upon, the gross negligence or willful misconduct of such Indemnifying Party under this Agreement.

10.2	Damages Limited. IN THE ABSENCE OF ACTUAL FRAUD, IN NO EVENT SHALL ANY PARTY BE LIABLE TO OR BE REQUIRED TO INDEMNIFY ANY OTHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES FOR ANY

SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA), WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

10.3	[***]*.

10.4
Sole Remedy.  Other than the payment of Lease Transfer Costs as set forth in Section 3.7, rights to equitable relief and, to the extent available under Applicable Law, claims for fraud, the sole remedy available to any Party for breaches of this Agreement shall be limited to the rights set forth in this Article 10.

11. Termination of the Agreement

11.1	Termination. This Agreement and the Equipment Transactions may be terminated:

(a)	at any time, by mutual written consent of the Sellers, SanDisk and Toshiba;

(b)
at any time, by one Party (as between Toshiba and SanDisk) if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other Party (as between Toshiba and SanDisk) and (i) such Party has not cured such breach within the later of (a) [***]* after the other Party has given notice of such breach to such Party (provided however, that, no cure period shall be required for breach which by its nature cannot be cured) or (b) the end of the Resolution Period set forth in Section 3.6(c) and (ii) as a result of such breach any of the conditions set forth in Articles 7 or 8 would not be satisfied prior to the Closing Date, as such date may be adjusted in accordance with Section 3.6(c);

(c)	by any Party by written notice if there shall be a final nonappealable order of a court of competent jurisdiction in effect preventing consummation of the Equipment Transactions; or

(d)
by any Party by written notice if there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Equipment Transactions by any Governmental Authority that would make consummation of any of the Equipment Transactions illegal.

12. General Provisions

12.1
Payment of Expenses.  Except as otherwise provided in this Agreement, each of the Sellers, the SanDisk Parties and Toshiba will bear its own expenses incurred in connection with this Agreement and the consummation of the Equipment Transactions, including the fees and expenses of attorneys, accountants, brokers, finders and any other advisors engaged by each Party.

12.2
Relationship of the Parties.  The Sellers, the SanDisk Parties and Toshiba will at all times be independent contractors, and nothing in this Agreement will be construed as creating a joint venture, partnership or agency relationship between the Parties.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3
Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier or facsimile number set forth beneath the name of such Party below (or to such other address or telecopier number as such Party shall have specified in a written notice given to the other Party hereto):

if to Toshiba, to:

Toshiba Corporation
Semiconductor Company
1-1-1 Shibaura
Minato-ku, Tokyo 105-8001 Japan
Attention: Vice President
[***]*
[***]*

with copies (which shall not constitute notice) to:

Toshiba Corporation
Semiconductor Company
Legal Affairs Division
1-1-1 Shibaura
Minato-ku, Tokyo 105-8001 Japan
Attention: General Manager
[***]*

[***]*

and to:

Morrison & Foerster, LLP
Shin-Marunouchi Building 29F
1-5-1 Marunouchi
Chiyoda-ku, Tokyo 100-6529 Japan
Attention: [***]*
[***]*
[***]*

if to the Sellers, to:

Flash Alliance, Ltd.
800 Yamanoisshikicho,
Yokkaichi, Mie, Japan
Attention: President

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and to:

Flash Partners, Ltd.
800 Yamanoisshikicho,
Yokkaichi, Mie, Japan
Attention: President

with copies to:

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035 USA
Attention: Chief Operating Officer
[***]*
[***]*

and to:

Toshiba Corporation
Semiconductor Company
Legal Affairs Division
1-1-1 Shibaura
Minato-ku, Tokyo 105-8001 Japan
Attention: General Manager
[***]*

[***]*

if to a SanDisk Party, to:

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035 USA
Attention: President and CEO
[***]*
[***]*

with copies to:

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, California 95035 USA
Attention: Vice President and General Counsel
[***]*
[***]*

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and to:

Jones Day
Kamiyacho Prime Place
1-17, Toranomon Place
Minato-ku, Tokyo 105-0001, Japan
Attention: Nobutoshi Yamanouchi
[***]*
[***]*

12.4
Governing Law; Dispute Resolution.  This Agreement will be governed by and construed, and the rights and obligations of the Parties shall be determined, in accordance with the laws of California without giving effect to principles of conflict of laws.  Any dispute concerning this Agreement shall be referred to the Management Committee (as that term is defined in Section 6.9 of the Flash Alliance Master Agreement) and handled by it in accordance with the Flash Alliance Master Agreement.  If the Management Committee cannot resolve such dispute in accordance with the terms of the Master Agreement, then such dispute will be settled by binding arbitration in San Francisco, California.  The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce.  The awards of such arbitration shall be final and binding upon the parties thereto.  Each party will bear its own fees and expenses associated with the arbitration.  Filing fees and arbitrator fees charged by the ICC shall be borne equally by the Parties.

12.5
Assignability; Third-Party Rights.  This Agreement shall be binding upon the Sellers and their successors and permitted assigns (if any), the SanDisk Parties and their successors and permitted assigns (if any) and Toshiba and its successors and permitted assigns (if any).  This Agreement shall inure to the benefit of the Sellers and Toshiba and their respective successors and permitted assigns (if any).  This Agreement may not be assigned by either Party without the prior written consent of the other Party.  Nothing in this Agreement, express or implied, will be deemed to confer upon any other Person, any rights or remedies under, or by reason of, this Agreement.

12.6
Waiver.  No failure or delay on the part of any Party hereto to exercise any right or remedy under this Agreement shall operate as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof.  No Party shall be deemed to have waived any claim arising out of this Agreement, or any right or remedy under this Agreement, unless the waiver of such claim, right or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party.

12.7	Amendments. This Agreement may not be amended, modified or supplemented other than by a written instrument duly executed and delivered by a duly authorized officer on behalf of each of the Parties.

12.8	Headings. The section and other headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning, or interpretation of this Agreement.

12.9
Preparation of this Agreement.  Each of Toshiba and the SanDisk Parties hereby acknowledges and agrees that (a) Toshiba and the SanDisk Parties jointly and equally participated in the drafting of this Agreement and all other agreements contemplated

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

hereby, (b) Toshiba and the SanDisk Parties have been adequately represented and advised by legal counsel with respect to this Agreement and the Equipment Transactions and (c) no presumption shall be made that any provision of this Agreement shall be construed against any Party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

12.10
Severability.  If any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto.  The Parties’ further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12.11
Entire Agreement.  The schedules and exhibits attached hereto are incorporated into this Agreement by reference.  This Agreement and the schedules and exhibits hereto, and the JVRA, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral between the Parties with respect to the subject matter hereof, including the memorandum of understanding by and among Toshiba, SanDisk and SanDisk Ireland dated October 20, 2008.

12.12
Counterparts.  This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

12.13
No Representations or Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES REGARDING THE STATUS OR CONDITION OF THE PURCHASED ASSETS, WHETHER EXPRESS OR IMPLIED, AND NO WARRANTY OF MERCHANTABILITY, FITNESS FOR INTENDED OR PARTICULAR USE OR OTHERWISE

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Toshiba, the Sellers and the SanDisk Parties have each caused this Agreement to be executed as of the date first written above.

“FP” FLASH PARTNERS LIMITED By ________________________________ Name ______________________________ Title _______________________________	“FA” FLASH ALLIANCE LIMITED By ________________________________ Name ______________________________ Title _______________________________
“TOSHIBA” TOSHIBA CORPORATION By ________________________________ Name ______________________________ Title _______________________________	“SANDISK” SANDISK CORPORATION By ________________________________ Name ______________________________ Title _______________________________
“SANDISK CAYMAN” SANDISK (CAYMAN) LIMITED By ________________________________ Name ______________________________ Title _______________________________	“SANDISK IRELAND” SANDISK (IRELAND) LIMITED By ________________________________ Name ______________________________ Title _______________________________

[Signature page to Equipment Purchase Agreement]

Schedule 3.2

[***]*

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5.1

None.

Schedule 6.3

Material Consents

Consent of all the lessor parties to the Assignment and Assumption Agreements attached hereto as Exhibits A and C.